                                                                    EXHIBIT 10.9

               CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
               -------------------------------------------------

          THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of November 1, 1994, is entered into by and among FERRELLGAS PARTNERS, L.P., a Delaware limited partnership (the "Master Partnership"), FERRELLGAS, L.P., a Delaware limited partnership (the "Operating Partnership"), and FERRELLGAS, INC., a Delaware corporation (the "Company").

                                    RECITALS

          WHEREAS, the Company and the Master Partnership have heretofore formed the Operating Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act for the purpose of acquiring, owning and operating the retail propane business and assets of the Company; and

          WHEREAS, the Company has a 1.0101% general partner interest in the Operating Partnership and the Master Partnership has a 98.9899% limited partner interest in the Operating Partnership; and

          WHEREAS, the Company has a 1% general partner interest in the Master Partnership;

          WHEREAS, the Company and Bell Atlantic Enterprises International, Inc., a Delaware corporation ("Bell Atlantic"), entered into a Stock Purchase Agreement dated as of September 30, 1994 (the "Purchase Agreement"), pursuant to which the Company has purchased or will purchase from Bell Atlantic all of the issued and outstanding shares of capital stock of Vision Energy Resources, Inc., a Delaware corporation ("Vision"); and

          WHEREAS, the Company will cause each of the Vision Entities (as defined below) to merge with and into the Company (the "Mergers") immediately upon consummation of the transactions contemplated by the Purchase Agreement; and

          WHEREAS, Power Fuels, Inc. ("PF"), a subsidiary of Vision, will dividend (the "Dividend") all of its assets to the Company, except PF's rights under such permits, licenses, certificates and authority issued to PF by the Interstate Commerce Commission (the "ICC Permits") which ICC Permits shall be transferred to the Company upon receipt of approval of such transfer from the Interstate Commerce Commission; and

          WHEREAS, the Company desires to contribute to the Operating Partnership, as a capital contribution thereto, all of the assets of the Vision Entities to be acquired in connection with the Mergers and all of the assets of PF to be acquired in connection with the Dividend, in exchange for (a) the continuation

                                       1
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of its 1.0101% general partner interest in the Operating Partnership, (b) a limited partner interest in the Operating Partnership which shall be contributed by the Company to the Master Partnership pursuant to this Agreement and which, together with the limited partner interest previously held by the Master Partnership will represent a 98.9899% limited partner interest in the Operating Partnership, (c) the assumption of certain liabilities by the Operating Partnership as more fully set forth below, including, without limitation, the Operating Partnership's assumption of the payment obligations of certain indebtedness of the Company and (d) other good and valuable consideration; and

          WHEREAS, the Company desires to contribute to the Master Partnership, as a capital contribution thereto, all of its limited partner interest in the Operating Partnership in exchange for (a) its continued 1% general partner interest in the Master Partnership, (b) 138,392 Common Units and (c) other good and valuable consideration; and

          WHEREAS, in connection with the above described transactions the Operating Partnership has agreed to indemnify the Company from and against certain liabilities;

          NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Master Partnership, the Operating Partnership and the Company undertake and agree as follows:

                                   ARTICLE 1

                                  Definitions
                                  -----------

          The following capitalized terms shall have the meanings given below.

          "Acquisition" means consummation of the transactions contemplated by the terms of the Purchase Agreement.

          "Agreement" means this Contribution, Conveyance and Assumption Agreement.

          "Assets" means (i) all rights of the Company under the Purchase Agreement including the Company's rights to indemnification from Bell Atlantic under the Purchase Agreement and (ii) all of the assets owned, leased or held by the Company which are acquired by the Company from the Vision Entities in connection with the Mergers and all of the assets of PF to be acquired in connection with the Dividend, including all assets of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued or contingent, and wherever located, including, without limitation, all of the assets (except the ICC Permits) necessary to operate the Business (as

                                       2
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defined below) and all right, title and interest of the Company in and to the following assets:

            (a)  propane inventory;

            (b) inventories and supplies of any kind;

            (c) storage tanks and containers, propane cylinders, office furniture, furnishings, computers and equipment of any kind;

            (d) all real property wherever located;

            (e) all rights in real property or personal property arising under leases, easements or other contracts or arrangements;

            (f) all motor vehicles, trailers, tanks, railcars, distribution centers and related equipment, whether owned or leased;

            (g) every contract, agreement, arrangement, grant, gift, trust or other arrangement or understanding of any kind;

            (h) any and all rights, claims and causes of action that the Company may have under insurance policies or otherwise against any person or property, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company, the Vision Entities immediately prior to the Mergers or PF immediately prior to the Dividend, insofar as any of the same relate to the operation of the Assets or the Business;

            (i) every right to sell or distribute any product or service;

            (j) all trade names, trade marks, service marks, logos, marks and symbols of any kind, together with all goodwill associated therewith;

            (k) all know-how, every trade secret, every customer list and all other confidential information of every kind;

            (l) every customer relationship, employee relationship, supplier relationship and other relationship of any kind;

            (m) every other proprietary right of any kind;

            (n) all governmental licenses, permits and authorizations of every kind (except the ICC Permits); and

            (o) all bank accounts, cash, cash equivalents and other liquid assets.

          "Assumed Liabilities" means all of the Company's liabilities arising description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company, the Vision Entities immediately prior to the Mergers or PF immediately prior to the Dividend, except the Excluded Liabilities (as defined below).

          "Business" means the retail propane business of the Vision Entities and PF as the same was operated immediately prior to the Acquisition.

          "Common Units" means units representing a fractional part of all of the limited partners' and their assignees' partnership interests in the Master Partnership.

          "Company" has the meaning assigned to such term in the opening paragraph of this Agreement.

          "Conveyance, Assignment and Bill of Sale" means that certain Conveyance, Assignment and Bill of Sale from the Company to the Operating Partnership, dated the date of this Agreement, the form of which is attached hereto as Exhibit A.

          "Credit Facility" means the Loan Agreement dated as of October 28, 1994 by and between the Company and Bank of America National Trust and Savings Association providing for aggregate borrowings by the Company of $45,000,000.00.

          "Credit Facility Indebtedness" means all obligations and liabilities of the Company, of whatever kind or nature, under the Credit Facility.

          "Dividend" has the meaning assigned to such term in the Recitals to this Agreement.

          "Effective Time" shall mean such time as the last of the Mergers shall be consummated.

          "Excluded Liabilities" means all of the income tax liabilities of the Company.

          "Laws" means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

          "Limited Partner Interest" has the meaning assigned to such term in
Section 2.2.

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

          "Master Partnership" has the meaning assigned to such term in the opening paragraph of this Agreement.

          "Mergers" has the meaning assigned to such term in the Recitals to this Agreement.

          "Operating Partnership" has the meaning assigned to such term in the opening paragraph of this Agreement.

          "PF" has the meaning assigned to such term in the Recitals to this Agreement.

          "Purchase Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

          "Purchase Agreement Obligations" means all of the obligations and liabilities of the Company to Bell Atlantic under the Purchase Agreement.

          "Restriction" has the meaning assigned to such term in Section 10.2.

          "Restriction-Asset" has the meaning assigned to such term in Section 10.2.

          "Vision" has the meaning assigned to such term in the Recitals to this Agreement.

          "Vision Entities" means, collectively, Vision and each of its direct and indirect subsidiaries other than PF.


                                   ARTICLE 2

                   Contribution to the Operating Partnership
                   -----------------------------------------

          2.1 Contribution. The Company hereby grants, contributes, bargains, sells, conveys, assigns, transfers, sets over and delivers to the Operating Partnership, its successors and assigns, for its and their own use forever, all right, title and interest of the Company in and to the Assets in exchange for
(a) the consideration stated in Section 2.2, (b) the assumption of certain liabilities by the Operating Partnership as provided in Article 4 and (c) other good and valuable consideration, the sufficiency of which is hereby acknowledged, and the Operating Partnership hereby accepts the Assets as a contribution to the capital of the Operating Partnership.

          TO HAVE AND TO HOLD the Assets unto the Operating Partnership, its successors and assigns, together with all and singular the rights and appurtenances thereto in any way belonging,

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

subject, however, to the terms and conditions stated in this Agreement, forever.

          2.2 Consideration for Contribution. In consideration of the contribution of the Assets to the Operating Partnership, the Operating Partnership hereby (a) continues the Company's 1.0101% general partner interest in the Operating Partnership and (b) issues, grants, contributes, bargains, sells, conveys, transfers, sets over and delivers to the Company a limited partner interest in the Operating Partnership (the "Limited Partner Interest") which shall be contributed, transferred, conveyed, assigned and delivered by the Company to the Master Partnership as provided in Section 3.1 of this Agreement, and which, together with the limited partnership interest previously held by the Master Partnership, will represent a 98.9899% limited partner interest in the Operating Partnership.

          2.3 Form of Conveyance. To further evidence this conveyance with respect to the real property included in the Assets, the Company will execute and deliver to the Operating Partnership the Conveyance, Assignment and Bill of Sale, substantially in the form attached hereto as Exhibit A.


                                   ARTICLE 3

                     Contribution to the Master Partnership
                     --------------------------------------

          3.1 Contribution. The Company hereby grants, contributes, bargains, sells, conveys, assigns, transfers, sets over and delivers to the Master Partnership, its successors and assigns, for its and their own use forever, all right, title and interest of the Company in and to the Limited Partner Interest in exchange for (a) the consideration stated in Section 3.2, and (b) other good and valuable consideration, the sufficiency of which is hereby acknowledged, and the Master Partnership hereby accepts the Limited Partner Interest as a contribution to the capital of the Master Partnership.

          TO HAVE AND TO HOLD the Limited Partner Interest unto the Master Partnership, its successors and assigns, together with all and singular the rights and appurtenances thereto in any way belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

          3.2 Consideration for Contribution. In consideration for the contribution of the Limited Partner Interest to the Master Partnership, the Master Partnership hereby (a) continues the Company's 1% general partner interest in the Master Partnership, and (b) issues, grants, contributes, bargains, sells, conveys, assigns, transfers, sets over and delivers to the Company 138,392 Common Units in the Master Partnership.

                                   ARTICLE 4

                       Assumption of Certain Liabilities
                       ---------------------------------
                          by the Operating Partnership
                          ----------------------------

          In connection with the contribution and transfer of the Assets to the Operating Partnership, the Operating Partnership hereby assumes and agrees to duly and timely pay and discharge the Assumed Liabilities, the Credit Facility Indebtedness and the Purchase Agreement Obligations, to the full extent that the Company has been heretofore or would have been in the future, were it not for the execution and delivery of this Agreement, obligated to pay and discharge the Assumed Liabilities, the Credit Facility Indebtedness and the Purchase Agreement Obligations; provided, however, that said assumption and agreement to duly and timely pay and discharge the Assumed Liabilities, the Credit Facility Indebtedness and the Purchase Agreement Obligations shall not increase the obligation of the Operating Partnership with respect to the Assumed Liabilities, the Credit Facility Indebtedness or the Purchase Agreement Obligations beyond that of the Company, waive any valid defense that was available to the Company with respect to the Assumed Liabilities, the Credit Facility or the Purchase Agreement or enlarge any rights or remedies of any third party, if any, under any of the Assumed Liabilities, the Credit Facility or the Purchase Agreement.


                                   ARTICLE 5

                                Indemnification
                                ---------------

          5.1 Indemnification With Respect to Excluded Liabilities. The Company shall indemnify, defend and hold harmless the Operating Partnership, the Master Partnership and their respective successors and assigns from and against any and all claims, demands, costs, liabilities and expenses (including court costs and reasonable attorneys' fees) of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company, arising from or relating to the Excluded Liabilities.

          5.2 Indemnification With Respect to Operation of the Business. The Operating Partnership shall indemnify, defend and hold harmless the Company, the Master Partnership and their respective successors and assigns from and against any and all claims, demands, costs (including, without limitation, costs of environmental investigation and remediation and penalties and other assessments), liabilities (including, without limitation, liabilities arising by way of active or passive negligence) and expenses (including court costs and reasonable attorneys' fees) of every kind, character and description, whether known or unknown,

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

accrued or contingent, and whether or not reflected on the books and records of the Company, the Vision Entities immediately prior to the Mergers or PF immediately prior to the Dividend, arising from or relating to the operation of the Assets or the Business, excluding any claims, demands, costs, liabilities and expenses arising from or relating to the Excluded Liabilities, provided, however, that notwithstanding the foregoing, the Operating Partnership shall not be required to indemnify, defend and hold harmless the Company and its successors and assigns to the extent that any of the foregoing claims, demands, costs, liabilities and expenses are recovered through insurance proceeds paid to the Company.

          5.3 Indemnification With Respect to Assumed Liabilities. Except as set forth in Section 5.2, the Operating Partnership shall indemnify, defend and hold harmless the Company, its successors and assigns from and against any and all claims, demands, costs, liabilities (including, without limitation, liabilities arising by way of active or passive negligence) and expenses (including court costs and reasonable attorneys, fees) of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company, the Vision Entities immediately prior to the Mergers or PF immediately prior to the Dividend, arising from or relating to the Assumed Liabilities.

          5.4 Indemnification With Respect to the Credit Facility Indebtedness and the Purchase Agreement Obligations. The Operating Partnership shall indemnify, defend and hold harmless the Company, its successors and assigns from and against any and all claims, demands, costs, liabilities (including, without limitation, liabilities arising by way of active or passive negligence) and expenses (including court costs and reasonable attorneys' fees) of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Company, arising from or relating to (i) the Credit Facility Indebtedness and (ii) the Purchase Agreement Obligations.


                                   ARTICLE 6

                                 Title Matters
                                 -------------

          6.1  Encumbrances.  The contribution of the Assets made under Section
2.1 is made expressly subject to the Assumed Liabilities, the terms of the Credit Facility and the Purchase Agreement and all recorded and unrecorded liens, encumbrances, agreements, defects, restrictions, adverse claims and all laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdiction over the Assets or the Business and operations conducted thereon or therewith, in each case to the extent the same are valid, enforceable and affect the Assets, including, without limitation, all matters that a current survey or visual inspection of the Assets would reflect.

          6.2 Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.

          (a) THE COMPANY IS CONVEYING THE ASSETS "AS IS" WITHOUT REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY (ALL OF WHICH THE COMPANY HEREBY DISCLAIMS), AS TO (i) TITLE, (ii) FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OR DESIGN OR QUALITY, OR (iii) ANY OTHER MATTER WHATSOEVER. THE PROVISIONS OF THIS SECTION 6.2 HAVE BEEN NEGOTIATED BY THE OPERATING PARTNERSHIP AND THE COMPANY AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES OF THE COMPANY, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS EXPRESSLY SET FORTH HEREIN.

          (b) The contribution of the Assets made under Section 2.1 is made with full rights of substitution and subrogation of the Operating Partnership, and all persons claiming by, through and under the Operating Partnership, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the Company, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets.

          (c) The Company and the Operating Partnership agree that the disclaimers contained in this Section 6.2 are "conspicuous" disclaimers. Any covenants implied by statute or law by the use of the words "grant," "convey," "bargain," "sell," "assign," "transfer," "deliver" or "set over," or any of them or any other words used in this Agreement, are hereby expressly disclaimed, waived and negated.

          (d) Each of the parties hereto hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.


                                   ARTICLE 7

                               Further Assurances
                               ------------------

          7.1 Company Assurances. From time to time after the Effective Time, and without any further consideration, the Company shall execute, acknowledge and deliver all such additional deeds,

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

assignments, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, including any required conveyance of certificated titles or other official registration documentation, all in accordance with applicable law, as may be necessary or appropriate (i) to more fully assign to the Operating Partnership, its successors and assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges by this Agreement granted to the Operating Partnership or intended so to be, (ii) to more fully and effectively vest in the Master Partnership, its successors and assigns, beneficial and record title to the Limited Partner Interest hereby contributed and assigned to the Master Partnership or intended so to be and to put the Master Partnership in actual possession and control of the Limited Partner Interest and (iii) to more fully and effectively carry out the purposes and intent of this Agreement.

          7.2 Assurance With Respect to ICC Permits. Immediately following execution of this Agreement, and without further consideration, the Company shall cause PF to execute a Small Carrier Transfer Application to transfer all of the ICC Permits from PF to the Operating Partnership.

          7.3 Operating Partnership and Master Partnership Assurances. From time to time after the Effective Time, and without any further consideration, the Operating Partnership and the Master Partnership shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.


                                   ARTICLE 8

                               Power of Attorney
                               -----------------

          The Company hereby constitutes and appoints the Operating Partnership, its successors and assigns, the true and lawful attorney-in-fact of the Company with full power of substitution for it and in its name, place and stead or otherwise on behalf of the Company, its successors and assigns, and for the benefit of the Operating Partnership, its successors and assigns, to demand and receive from time to time the Assets and to execute in the name of the Company and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the Operating Partnership or the Company for the benefit of the Operating Partnership, as may be appropriate, any and all proceedings at law, in equity or otherwise which the Operating Partnership, its successors and assigns may deem proper in order to collect, assert or enforce any claims, rights or titles of any kind in and to the Assets, and to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets and to do any and all such acts and things in furtherance of this Agreement as the Operating Partnership, its successors or assigns shall deem advisable. The Company hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of the Company or its successors or assigns or by operation of law.


                                   ARTICLE 9

                                 Effective Time
                                 --------------

          Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Articles 2, 3, 4 or 5 of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Articles 2, 3, 4 and 5 of this Agreement shall be effective and operative as of the Effective Time, without further action by any party hereto.


                                   ARTICLE 10

                                 Miscellaneous
                                 -------------

          10.1 Order of Completion of Transactions. The transactions provided for in Articles 2 and 3 of this Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article 2 shall be completed; and second, following the completion of the transactions as provided in Article 2, the transactions provided for in Article 3 shall be completed.

          10.2 Consents; Restriction on Assignment. If there are prohibitions against or conditions to the conveyance of one or more portions of the Assets without the prior written consent of third parties, including, without limitation, governmental agencies (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate the Operating Partnership's rights with respect to such portion of the Assets (herein called a "Restriction"), then any provision contained in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of the Assets (herein called the "Restriction-Asset") pursuant to this Agreement shall not become effective unless and until such Restriction is satisfied, waived or no longer applies. When and if such a Restriction is so satisfied, waived or no longer applies, to the

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

extent permitted by applicable law and any applicable contractual provisions, the assignment of the Restriction-Asset subject thereto shall become effective automatically as of the date of this Agreement, without further action on the part of the Operating Partnership or the Company. The Company and the Operating Partnership agree to use their best efforts to obtain satisfaction of any Restriction on a timely basis. The description of any portion of the Assets as a "Restriction-Asset" shall not be construed as an admission that any Restriction exists with respect to the transfer of such portion of the Assets. In the event that any Restriction-Asset exists, the Company agrees to hold such Restriction-Asset in trust for the exclusive benefit of the Operating Partnership and to otherwise use its best efforts to provide the Operating Partnership with the benefits thereof, and the Company will enter into other agreements, or take such other action as it deems necessary, in order to help ensure that the Operating Partnership has all of the Assets and concomitant rights necessary to operate the Business.

          10.3 Costs. The Operating Partnership shall pay all expenses, fees and costs,including but not limited to, all sales, use and similar taxes, arising out of the contributions, conveyances and deliveries to be made hereunder and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, the Operating Partnership shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys' fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Sections 7.1, 7.2 or 7.3 or the satisfaction or waiver of any Restriction pursuant to Section 10.2.

          10.4 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

          10.5 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

          10.6 No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

          10.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

          10.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Missouri applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of a jurisdiction wherein an Asset is located shall apply.

          10.9 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

          10.10 Deed; Bill of Sale; Assignment. To the extent required by applicable law, this Agreement shall also constitute a "deed," "bill of sale" or "assignment" of the Assets.

          10.11 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face "Amendment" to this Agreement.

          10.12 Integration. This Agreement supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This document is an integrated agreement which contains the entire understanding of the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

FERRELLGAS PARTNERS, L.P.                  FERRELLGAS, INC.

By:  FERRELLGAS, INC., as
     general partner
                                              (Signature of James M. Hake
                                                     appears here)
                                           By:____________________________
    (Signature of James M. Hake               James M. Hake
           appears here)                      Vice President, Acquisitions
By:____________________________
   James M. Hake
   Vice President, Acquisitions


FERRELLGAS, L.P.

By:  FERRELLGAS, INC., as
     general partner

    (Signature of James M. Hake
           appears here)
By:____________________________
   James M. Hake
   Vice President, Acquisitions